# Form C

## Cover Page

Name of issuer:

NIGHT FLIGHT, INC.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 1/31/2017

Physical address of issuer:

1813 Worrington Street
Sarasota FL 34231

Website of issuer:

http://nightflightplus.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

100,000 shares at $1.00 each

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/1/2017

**NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.**

Current number of employees:

1

| | Most recent fiscal year-end: | Prior fiscal year-end: |
|---|---|---|
| Total Assets: | $10,828.00 | $15,781.00 |
| Cash & Cash Equivalents: | $1,180.00 | $6,133.00 |
| Accounts Receivable: | $0.00 | $0.00 |
| Short-term Debt: | $134,336.00 | $68,285.00 |
| Long-term Debt: | $0.00 | $0.00 |
| Revenues/Sales: | $69,253.00 | $6,761.00 |
| Cost of Goods Sold: | $0.00 | $0.00 |
| Taxes Paid: | $0.00 | $0.00 |
| Net Income: | ($71,004.00) | ($68,251.00) |

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

# Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

### THE COMPANY

1. Name of issuer:

NIGHT FLIGHT, INC.

### COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

**INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.**

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

## DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

| Director | Principal Occupation | Main Employer | Year Joined as Director |
|---|---|---|---|
| Stuart S. Shapiro | CEO and Chairman of the Board | Night Flight, Inc. | 2017 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

## OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

| Officer | Positions Held | Year Joined |
|---|---|---|
| Laurie Dolphin | Treasurer | 2017 |
| Stuart S. Shapiro | CEO | 2017 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

*INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.*

## PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

| Name of Holder | No. and Class of Securities Now Held | % of Voting Power Prior to Offering |
|---|---|---|
| Stuart S. Shapiro | 6400,000 shares of Common Stock | 64.0 |

*INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.*

*To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.*

## BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

*INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.*

*This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan.* ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

## RISK FACTORS

**A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.**

**In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.**

**The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.**

**These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.**

8. Discuss the material factors that make an investment in the issuer speculative or risky:

**We have a limited operating history and a history of net losses, and we anticipate that we will experience net losses for the foreseeable future.**

You should consider our business and prospects in light of the risks, expenses and difficulties encountered by companies in their early stage of development. We have experienced significant net losses since our inception, and given the significant operating and capital expenditures associated with our business plan, we anticipate continuing net losses for the foreseeable future. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase such profitability. To achieve and sustain profitability, we must accomplish numerous objectives,
including substantially increasing the number of paying subscribers to our service and finding sponsors to purchase ads on our website and during our broadcasts. We cannot assure you that we will be able to achieve these objectives.

**If our efforts to attract subscribers or sponsors are not successful, our revenues will be affected adversely.**

We must continue to attract and retain subscribers. To succeed, we must continue to attract a large number of subscribers who use and continue to use subscription services such as Amazon, Netflix, Hulu, and Vudu; free services such as YouTube; pay cable channels, such as HBO and Showtime, and pay-per-view and video-on-demand, or streaming services, for in-home filmed entertainment. Our ability to attract and retain subscribers will depend in part on our ability to consistently provide our subscribers a high-quality experience for selecting, receiving, and viewing titles. If consumers do not perceive our service offering to be of high quality, or if we introduce new services that are not favorably received by them, we may not be able to attract or retain subscribers. In addition, many of our new subscribers originate from word-of-mouth advertising and referrals from existing subscribers. If our efforts to satisfy our existing subscribers are not successful, we may not be able to attract new subscribers, and as a result, our revenue will be affected adversely.

We also intend to continue selling advertising and sponsorships for our programs and website. Although we anticipate that our expenses for advertising and sponsorships will not exceed our revenue from the advertising and sponsorships, it is a vital revenue stream for our business. The inability to procure advertisers and sponsors, and generate the related revenue could adversely affect our profits.

**If we are not able to manage our growth, our business could be affected adversely.**

We have expanded rapidly since we launched our website. We anticipate that further expansion of our operations will be required to address any significant growth in our subscriber base and take advantage of favorable market opportunities. Any future expansion will likely place significant demands on our managerial, operational, administrative and financial resources. If we are not able to respond effectively to new or increased demands that arise because of our growth, or, if in responding, our management is materially distracted from our current operations, our business may be affected adversely. In addition, if we do not have sufficient breadth and depth of the titles necessary to satisfy increased demand arising from growth in our subscriber base, our subscriber satisfaction may be affected adversely.

We have no experience offering our subscription service outside of the United States. If we offer our service outside the United States, we will need to focus substantial resources to handle operations in a foreign environment, including addressing issues related to foreign labor markets and the regulatory environments. As a result, our managerial, operational, administrative and financial resources may be strained. Any international expansion may not achieve the subscriber acquisition or operating results anticipated by us at the time we determine to expand our operations internationally.

**If we experience excessive rates of subscriber churn, our revenues and business will be harmed.**

We must minimize the rate of loss of existing subscribers while adding new
subscribers. Average churn is related to the average age of our subscriber base. In periods of rapid subscriber growth, we believe that our average churn is likely to increase. In periods of slow subscriber growth, we believe that our average churn is likely to decrease. Our brief operating history leads us to believe that subscriber duration with the service is a leading indicator of subscriber churn, which we also believe decreases with age of service. Subscribers may cancel their subscriptions to our service for many reasons, including a perception that they do not use the service frequently, the service is a poor value and customer service issues are not satisfactorily resolved on a timely basis. We must continually add new subscribers both to replace subscribers who cancel their subscriptions and to continue to grow our business beyond our current subscriber base. If too many of our subscribers cancel our service, or if we are unable to attract new subscribers in sufficient numbers to grow our business, our operating results will be adversely affected. Further, if an excessive number of subscribers cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate to replace these subscribers with new subscribers.

**Our operating results are expected to be difficult to predict based on a number of factors that also will affect our long-term performance.**

We expect our operating results to fluctuate significantly in the future based on a variety of factors, many of which are outside our control and difficult to predict. As a result, period-to-period comparisons of our operating results may not be a good indicator of our future or long-term performance. The following factors may affect us from period-to-period and may affect our long-term performance:

our ability to manage our fulfillment processes to handle significant increases in the number of subscribers and subscriber selections;
our ability to improve or maintain gross margins in our business;
changes by our competitors to their product and service offerings;
price competition;
our ability to maintain an adequate breadth and depth of titles;
our ability to maintain, upgrade and develop our website, and our internal computer systems;
fluctuations in the use of the Internet for the purchase of consumer goods and services such as those offered by us;
technical difficulties, system downtime or Internet disruptions;
our ability to attract new and qualified personnel in a timely and effective manner and retain existing personnel;
the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;
our ability to effectively manage the development of new business segments and markets;
our ability to maintain and develop new and existing marketing relationships;
our ability to successfully manage the integration of operations and technology resulting from acquisitions;
governmental regulation and taxation policies; and
general economic conditions and economic conditions specific to the Internet, online commerce and the movie and television industries.

**If our efforts to build strong brand identity, and improve subscriber satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our operating results will be affected adversely.**

Although the Night Flight brand dates back to the 1980s, its reemergence is relatively new and it's new to a young audience. We must continue to build strong brand identity. To succeed, we must continue to attract and retain a large number of those interested in our type of entertainment and persuade them to subscribe to our service through our website. We may be required to incur significantly higher advertising and promotional expenditures than we currently anticipate to attract large numbers of new subscribers. We believe that the importance of brand loyalty will increase with a proliferation of subscription services and other means of distributing titles, such as VOD. If our branding efforts are not successful, our operating results and our ability to attract and retain subscribers will be affected adversely.

**If we are unable to offset increased demand for titles with increased subscriber retention or operating margins, our operating results may be affected adversely.**

If our subscriber retention does not increase or our operating margins do not improve to an extent necessary to offset the effect of increased operating costs, our operating results will be adversely affected.

In addition, subscriber demand for titles may increase for a variety of other reasons beyond our control, including promotion by studios and seasonal variations in movie watching. Our subscriber growth and retention may be affected adversely if we attempt to increase our monthly subscription fees to offset any increased costs of acquiring or delivering titles.

**If we are unable to compete effectively, our business will be affected adversely.**

The market for in-home filmed entertainment is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home filmed entertainment providers and can easily shift spending from one provider to another. For example, consumers may subscribe to HBO, subscribe to Hulu, subscribe to Starz, subscribe to any other number of streaming and VOD providers, buy a DVD from WalMart and subscribe to Netflix, or some combination thereof, all in the same month. Competitors may be able to launch new businesses at relatively low cost. Streaming and VOD represents only one of many existing and potential new technologies for viewing filmed entertainment. In addition, the growth in adoption of streaming and VOD technology is not mutually exclusive from the growth of other technologies. If we are unable to successfully compete with current and new competitors and technologies, we may not be able to achieve adequate market share, increase our revenues, or achieve and maintain profitability. Our principal competitors include, or could include:

movie retail stores, such as Best Buy, Wal-Mart and Amazon.com;
subscription entertainment services, such as Amazon.com, Hulu, Netflix, HBO and Showtime;
pay-per-view and video-on-demand services;
Free streaming services such as Facebook Live and YouTube;
Internet movie providers;
cable providers, such as Time Warner and Spectrum; and
direct broadcast satellite providers, such as DirectTV and DishNetwork.

Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Some of our competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to their marketing, website and systems development than we do. The rapid growth of our online entertainment subscription business since our inception may attract direct competition from larger companies with significantly greater financial resources and national brand recognition. Increased competition may result in reduced operating margins, loss of market share and reduced revenues. In addition, our competitors may form or extend strategic alliances with studios and distributors that could affect adversely our ability to obtain filmed entertainment on favorable terms.

**If we fail to maintain or adequately replace our outside sources of new subscribers or are unable to continue to market our service in the manner currently conducted, our subscriber levels may be affected adversely and our marketing expenses may increase.**

We obtain a large portion of our new subscribers through incentive-based online marketing programs and through apps on video on demand services such as AppleTV, Amazon, Roku, and others. We engage third parties to solicit new subscribers through the use of banner ads, pop-under and pop-over placements, direct links and e-mails. We also have an active affiliate program by which third parties register with us and obtain particular advertisements from us for use on their websites or through other online marketing forums. In addition, we have engaged in various offline incentive-based marketing programs. These third parties may not continue to participate in our marketing programs if the programs do not provide sufficient value for their participation, our competitors offer better terms or the market for incentive-based advertising decreases. If we are unable to maintain or replace these sources of subscribers, our subscriber levels may be affected adversely and our cost of marketing may increase.

**If we are unable to continue our current marketing activities, our ability to attract new subscribers may be affected adversely.**

We may not be able to continue to support the marketing of our service by mass e-mail or other online means if such activities are adverse to our business. Laws or regulations may be enacted which prohibit use of mass e-mails or similar marketing activities. Even if no relevant law or regulation is enacted, we may discontinue use or support of these activities if we become concerned that subscribers or potential subscribers deem them intrusive or they otherwise adversely affect our goodwill and brand.

**Following the offering, we may need additional capital, and we cannot be sure that additional financing will be available.**

Historically, we have funded our operating losses and capital expenditures through proceeds from private equity and debt financings from our officers. Although we currently anticipate that the proceeds of this offering, together with our available funds and cash flow from operations, will be sufficient to meet our cash needs for the foreseeable future, we may require additional financing. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and our stockholders may experience dilution.

**Any significant disruption in service on our website or in our computer systems could result in a loss of subscribers.**

Subscribers and potential subscribers access our service through our website or through an app on a video on demand services such as AppleTV or Amazon FireTV, where the title selection process is integrated with our delivery processing systems and software. Our reputation and ability to attract, retain and serve our subscribers is dependent upon the reliable performance of our website, our app, network infrastructure and fulfillment processes. Interruptions in these systems could make our website unavailable and hinder our ability to fulfill selections. Service interruptions or the unavailability of our website or app could diminish the overall attractiveness of our subscription service to existing and potential subscribers.

Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website, app, or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Our communications hardware and the computer hardware used to operate our website and app are hosted at the facilities of a third party provider. Problems faced by our third party web hosting provider, with the telecommunications network providers with whom it contracts or with the systems by which it allocates capacity among its subscribers, including us, could impact adversely the experience of our subscribers. Any of these problems could result in a loss of subscribers.

**The loss of one or more of our key personnel, or our failure to attract, assimilate and retain other highly qualified personnel in the future, could seriously harm our existing business and new service developments.**

We depend on the continued services and performance of our key personnel, including Stuart S. Shapiro, our Chief Executive Officer, President and Chairman of the Board; Thomas Mullarney, our Senior Producer and Vice President; Ian Marshall, our Archivist; and Ed Seaman, our VP of Acquisitions.

In addition, much of our key technology and systems are custom made for our business by our personnel so that the loss of our key technology personnel could disrupt the operation of our title selection and fulfillment systems and have an adverse effect on our ability to grow and expand our systems.

**Privacy concerns could limit our ability to leverage our subscriber data.**

In the ordinary course of business, and in particular, in connection with providing our personal movie recommendation service, we collect and utilize data supplied by our subscribers. We currently face certain legal obligations regarding the manner in which we treat such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the Internet regarding users' browsing and other habits. Increased regulation of data utilization practices, including self-regulation, as well as increased enforcement of existing laws could have an adverse effect on our business.

**Our reputation and relationships with subscribers would be harmed if our billing data were to be accessed by unauthorized persons.**

To secure transmission of confidential information obtained by us for billing purposes, including subscribers' credit card data, we rely on licensed encryption and authentication technology. In conjunction with the credit card companies, we take measures to protect against unauthorized intrusion into our subscribers' credit card and other data. If, despite these measures, we experience any unauthorized intrusion into our subscribers' data, current and potential subscribers may become unwilling to provide the information that is necessary for them to become subscribers, and our business could be affected adversely. Similarly, if a well-publicized breach of the consumer data security of any other major consumer website were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions, which could adversely affect our business.

In addition, because we obtain subscribers' billing information on our website, we do not obtain signatures from subscribers in connection with the use of credit cards by them. Under current credit card practices, to the extent we do not obtain cardholders' signatures, we are liable for fraudulent credit card transactions, even where the associated financial institution approves payment of the orders. We do not currently carry insurance against the risk of fraudulent credit card transactions. A failure to adequately control fraudulent credit card transactions would harm our business and results of operations.

**Our relationship with subscribers and credit card companies could be harmed if our billing software fails.**

We have in the past experienced problems with our subscriber billing software, causing us to overbill subscribers. Although we have and will continue to credit the accounts of the subscribers we overbill, problems with our billing software may have an adverse effect on our subscriber satisfaction and may cause one or more of the major credit companies to disallow our continued use of their payment products. In addition, if our billing software fails and we fail to bill subscribers our cash flow and results of operations will be affected adversely.

**If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by our competitors, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.**

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights.

If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our brand and other intangible assets may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to subscribers and potential subscribers may become confused in the marketplace and our ability to attract subscribers may be adversely affected.

**Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our website, title selection processes and marketing activities.**

Trademark, copyright, patent and other intellectual property rights are important to us and other companies. Our intellectual property rights extend to our technology, business processes and the content on our website. We use the intellectual property of third parties in merchandising our products and marketing our service through contractual and other rights. If there is any claim against us for infringement, misappropriation, misuse or other violation of third party intellectual property rights, and we are unable to obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices, as appropriate, on a timely basis, our business and competitive position may be affected adversely. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. We have not exhaustively searched patents relative to our technology. We may be accused of infringing certain of these patents. In addition, other parties may assert infringement or unfair competition or other intellectual property claims against us that could relate to any aspect of our technology, business processes, merchandizing and marketing activities or our intellectual property rights. We cannot predict whether third parties will assert claims of infringement against us, the subject matter of any of these claims or whether these assertions or prosecutions will adversely affect our business. If we are forced to defend ourselves against any of these claims, whether they are with or without merit or are determined in our favor, we may face costly litigation, diversion of technical and management personnel, inability to use our current website or inability to market our service or merchandise our products. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements adjust our merchandizing or marketing activities or take other action to resolve the claims. These actions, if required, may be unavailable on terms acceptable to us, costly or unavailable.

**If we are unable to protect our domain names, our reputation and brand could be affected adversely.**

We currently hold various domain names relating to our brand, including NightFlight.com and NightFlightPlus.com. Failure to protect our domain names could affect adversely our reputation and brand, and make it more difficult for users to find our website and our service. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the United States may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

**Because our business is accessed over the Internet, if the Internet infrastructure is not developed or maintained, we could lose subscribers.**

The Internet may not become a viable commercial marketplace for many potential subscribers due to inadequate development of network infrastructure and enabling technologies that address consumer concerns about:

network performance;
security;
reliability;
speed of access;
ease of use, and
bandwidth availability.

The Internet has experienced a variety of outages and delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could frustrate public use of the Internet, including use of our website offerings. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to governmental regulation.

**If we become subject to liability for the Internet content that we publish or upload from our users, our results of operations would be affected adversely.**

As a publisher of online content, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on the nature and content of materials that we publish or distribute. We also may face potential liability for content uploaded from our users in connection with our community-related content or movie reviews. If we become liable, then our business may suffer. Litigation to defend these claims could be costly and harm our results of operations. We cannot assure you that we are adequately insured to cover claims of these types or to indemnify us for all liability that may be imposed on us.

**We may need to change the manner in which we conduct our business, or incur greater operating expenses, if government regulation of the Internet or other areas of our business changes or if consumer attitudes toward use of the Internet change.**

The adoption or modification of laws or regulations related to the Internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

The manner in which Internet and other legislation may be interpreted and enforced cannot be precisely determined and may subject either us or our customers to potential liability, which in turn could have an adverse effect on our business, results of operations and financial condition. The adoption of any laws or regulations that adversely affect the popularity or growth in use of the Internet could decrease the demand for our subscription service and increase our cost of doing business.

In addition, if consumer attitudes toward use of the Internet change, consumers may become unwilling to select their entertainment online or otherwise provide
us with information necessary for them to become subscribers. Further, we may
not be able to effectively market our services online to users of the Internet. If we are unable to interact with consumers because of changes in their attitude toward use of the Internet, our subscriber acquisition and retention and operating results may be affected adversely.

**Risks Related to this Offering**

**Our officers and directors and their affiliates will exercise significant control over Night Flight.**

After the completion of this offering, our executive officers and directors, will control in the aggregate, approximately 90% of our common stock. In addition, Stuart S. Shapiro, our CEO one of our directors, will beneficially own approximately 64% of our common stock. The percentage of shares beneficially owned by Mr. Shapiro after the offering assumes that they do not purchase any shares of our common stock in this offering. Mr. Shapiro, and other insiders, may have individual interests that are different from yours and will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us.

**Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.**

Following this offering, our charter documents may discourage, delay or prevent
a merger or acquisition that a stockholder may consider favorable because they
will:

authorize our board of directors, without stockholder approval, to issue up to 1,000,000 shares of undesignated preferred stock;
provide for a classified board of directors;
prohibit our stockholders from acting by written consent;
establish advance notice requirements for proposing matters to be approved by stockholders at stockholder meetings; and
prohibit stockholders from calling a special meeting of stockholders.

As a Delaware corporation, we also are subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us. See our capitalization table.

**Financial forecasting by us and financial analysts who may publish estimates of our financial results will be difficult because of our limited operating history, and our actual results may differ from forecasts.**

As a result of our recent growth and our limited operating history, it is difficult to accurately forecast our revenues, gross profit, operating expenses, number of paying subscribers, and other financial and operating data. The inability by us or the financial community to accurately forecast our operating results could cause our net losses in a given quarter to be greater than expected, which could cause a decline in the trading price of our common stock. We have a limited amount of meaningful historical financial data upon which to base our planned operating expenses. Our current and forecasted expense levels are based on our operating plans and estimates of future revenues, which are dependent on the growth of our subscriber base and the demand for music content by our subscribers, as well as advertising revenue from sponsors and music video ad revenue. As a result, we may be unable to make accurate financial forecasts or to adjust our spending in a timely manner to compensate for any unexpected shortfalls in revenues. We believe that these difficulties in forecasting are even greater for financial analysts that may publish their own estimates of our financial results.

**There is no market for our stock and for the foreseeable future, it is unlikely one will develop.**

Prior to this offering, there has been no public market for shares of our common stock. An active market may not develop following completion of this offering, or if developed, may not be maintained.

The market prices of the securities of Internet and technology-related companies have been extremely volatile. The price at which our common stock will trade after this offering could be extremely volatile and may fluctuate substantially due to the following factors, some of which are beyond our control:

variations in our operating results;
variations between our actual operating results and the expectations of securities analysts, investors and the financial community;
announcements of developments affecting our business, systems or expansion plans by us or others;
market volatility in general; and
the operating results of our competitors.

As a result of these and other factors, investors in our common stock may not
be able to resell their shares at or above the initial offering price.

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management's attention and resources.

We have no immediate plans to list on an exchange, and based on this type of
offering, we are unable to even contemplate listing on an exchange as this offering is pursuant to Regulation CF, which is highly restrictive. Investors should view an investment in our stock as a long-term investment.

**We have no intention to pay cash dividends on our common stock for the foreseeable future.**

We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends for the foreseeable future. Therefore, you possibly will not receive any return on an investment in our common stock unless you sell your common stock for a price greater than which you paid for it.

**Our offering price is arbitrary and bears no relationship to our assets, earnings, or book value.**

There is no current public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

**New shareholders will experience immediate dilution.**

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

**One of our officers is currently part-time.**

Laurie Dolphin (our Treasurer) currently works part-time.

*INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.*

# The Offering

## USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds:
Overhead and Administration Costs $15,000
Advertising related to customer acquisition $20,000
Loan Payback to a related party $10,000
Business Development and Legal Expenses One Time $45,000
Production and Editing $10,000

---

If we raise: **$250,000**

Use of Proceeds:
Overhead and Administration Costs $42,500
Advertising related to customer acquisition $100,000 Loan Payback to a related party $25,000
Business Development and Legal Expenses One Time $45,000
Production and Editing $37,500

---

If we raise: **$500,000**

Use of Proceeds:
Overhead and Administration Costs $80,000
Advertising related to customer acquisition $200,000
Music Rights to Record Companies $50,000
Loan Payback to a related party $50,000
Business Development and Legal Expenses One Time $45,000
Production and Editing $75,000

---

If we raise: **$750,000**

Use of Proceeds:
Overhead and Administration Costs $117,500
Advertising related to customer acquisition $300,000
Music Rights to Record Companies $100,000
Loan Payback to a related party $75,000
Business Development and Legal Expenses One Time $45,000
Production and Editing $112,500

---

If we raise: **$1,000,000**

Use of Proceeds:
Overhead and Administration Costs $155,000
Advertising related to customer acquisition $400,000
Music Rights to Record Companies $150,000
Loan Payback to a related party $100,000
Business Development and Legal Expenses One Time $45,000
Production and Editing $150,000

*INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.*

## DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

**NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.**

**The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).**

**If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.**

**If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.**

**An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

**If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.**

**If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.**

**Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.**

**The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

**If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.**

**In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.**

# Ownership and Capital Structure

### THE OFFERING

13. Describe the terms of the securities being offered.

The Offering: All Shares will be offered to investors (each an "Investor" and collectively the "Investors") on a "Best Efforts" basis by the Company, subject to the Company's right to reject any subscription in whole or part, in its sole discretion. The Company is committed to raising a minimum of One Hundred Thousand Dollars ($100,000) prior to using investor funds ("Minimum Offering Amount"). The Company seeks to raise up to One Million Dollars
($1,000,000) ("Maximum Offering Amount.") Once the Minimum Offering Amount is raised, the Company will use the Minimum Offering Amount and subsequent Offering proceeds as they are received. The funds are not returnable once the Minimum Offering Amount has been raised and funds have been received by the Company.

All investors shall be issued shares of Common Stock on the following terms:

Securities Offered: Common Stock

Price per Share: $1.00 per share

The total number of shares of Common Stock to be offered is 1,000,000 for a total Offering amount of $1,000,000. The Company reserves the right to discontinue the Offering at any time in its sole discretion.

Stock Classes: As further described in the Subscription Agreement, each investor in the Offering receiving shares of Common Stock shall provide a proxy the Company's Chief Executive Officer to vote the shares of Common Stock. The Company has authorized 1,000,000 shares of Preferred Stock of which, none is currently outstanding. The following documents set forth a complete description of the Company's securities, a copy which shall be provided to you upon your request: the Company's (i) Amended and Restated Certificate of Incorporation; and (ii) Amended and Restated Certificate of Designations,
Preferences and Rights of Common Stock and Preferred Stock.

Voting Rights: Common Stock and Preferred Stock vote together and not as separate classes. There are currently no outstanding shares of Preferred Stock. The Subscription Agreement provides that each investor in the Offering receiving shares of Common Stock shall provide a proxy the Company's Chief Executive Officer to vote the shares of Common Stock. See the Company's Stockholder's Agreement and the Subscription Agreement regarding other terms and provisions regarding restrictions on stock and voting rights.

Information Rights. The Subscription Agreement shall provide that at least once every calendar quarter the Company shall provide Investor an e-mail update regarding the status of the Company and its business. The Company may elect to include (unaudited) financial statements with the update, and if such financial statements are not included, Investor may request and receive (unaudited) financial statements from the Company at least once a quarter. The Company's files and records will be open and available for inspection and review by Investor during normal business hours and upon reasonable advance notice (and upon Investor's execution of a non-disclosure agreement for the review of any confidential information).

Modification. This Agreement may be amended only by a written instrument duly executed by a majority of the total of all of the Common Stockholders and the Preferred Stockholders.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement may be amended only by a written instrument duly executed by a majority of the total of all of the Common Stockholders and the Preferred Stockholders.

### RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

**NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.**

**The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.**

**DESCRIPTION OF ISSUER'S SECURITIES**

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

| Class of Security | Securities (or Amount) Authorized | Securities (or Amount) Outstanding | Voting Rights |
|---|---|---|---|
| **Preferred Stock** (list each class in order of preference): | | | |
| Preferred Shares | 1,000,000 | 0 | Yes |
| **Common Stock** | 20,000,000 | 10,000,000 | No |
| **Other** | | | Choose |

| Class of Security | Securities Reserved for Issuance upon Exercise or Conversion |
|---|---|
| Warrants: | 150,000 |
| Options: | |

Describe any other rights:

Common Stockholders issue an irrevocable proxy to the CEO through the Stock Subscription Agreement to vote their shares.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of December 31, 2016, the Company's net tangible book value was $(123,508) or $0.00 per share of common stock. Net tangible book value is the aggregate amount of the Company's tangible assets less its total liabilities. Net tangible book value per share represents the Company's total tangible assets less its total liabilities, divided by the number of shares outstanding. After giving effect to the sale of Common Stock shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), the Company's net tangible book value as of the closing of this offering would increase and the purchasing Common Stock shareholders would realize up to 91% immediate dilution.

The Company has authorized Preferred Stock of which none is outstanding. This Preferred Stock will likely be granted rights and preferences that would dilute the interest of the Common Stock holders if it were ever to be issued. Preferred Stockholders would most likely have dividend, voting, and conversion rights.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

Stuart S. Shapiro will continue to hold at least 51% of the voting rights in the Company.

As holders of a majority-in-interest of voting rights in the Company, Mr. Shapiro may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, Mr. Shapiro may change the terms of the bylaws, articles of incorporation, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. Mr. Shapiro may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

Further, Mr. Shapiro, as the CEO has been granted an irrevocable proxy of the shareholders. Therefore, the shareholders will have no voting rights.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Night Flight has two editorially integrated and trademarked business segments: NightFlight.com and Night Flight Plus. NightFlight.com is supported by advertising, sponsorship, data analytics and other consumer related revenue streams. Night Flight Plus is a subscription based service.

During our valuation calculation of Night Flight, we used two publicly traded, per user valuations to value the Company, as follow:

- From the Snap, Inc. (NYSE: SNAP) public filing, we calculated a per user valuation of $161.

- From the Netflix, Inc. (NASDAQ: NFLX) most recent public filing, we calculated a per subscriber valuation of $724.

Since NightFlight.com had 56,896 users in May 2017, we calculated Night Flight's valuation from the user component of NightFlight.com's business to be roughly $9.16 million. Since Night Flight Plus had 2,838 recurring subscribers as of May 2017, we calculated the valuation from the subscriber component of Night Flight's business to be roughly $2.05 million.

Consequently, the total valuation from the ad supported user component plus the subscription business component was roughly $11.21 million. We decided to provide our crowd a 10% discount offering a roughly $10 million valuation for this Regulation Crowdfunding round.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell shares in the form of Common Stock or Preferred Stock to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

As of March 31, 2017, the Company has received loans amounting to $103,421 from our CEO, Mr. Stuart Shapiro and $22,500 of loans from his family, who collectively have contributed a total of $125,921 to fund the Company's start-up expenses. There is no promissory note or terms for this loan, currently. The creditors have agreed not to charge the Company interest for these amounts at this time. The Company is obligated to repay these amounts from investor funds raised or profits from investments as soon as prudent.

*INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.*

25. What other exempt offerings has the issuer conducted within the past three years?

| Offering Date | Exemption | Security Type | Amount Sold | Use of Proceeds |
|---|---|---|---|---|

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

As of April 30, 2017, the Company received loans amounting to $9,335 from NFN and Stuart S. Shapiro.

As of March 31, 2017, the Company will also assume the responsibility of the loans made to the prior operating start up entity NFN, amounting to $103,421 from our CEO, Mr. Stuart Shapiro and $22,500 of loans from his family, who collectively have contributed a total of $125,921 to fund NFN's start-up expenses. There is no promissory note or terms for this loan, currently. The creditors have agreed not to charge the Company interest for these amounts at this time. The Company is obligated to repay these amounts from investor funds raised or profits from investments as soon as prudent.

Mr.Shapiro also has received 6,400,000 shares of our Common Stock as a founder.

*INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.*

*Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.*

*The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.*

*Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.*

# FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

**Management's Discussion and Analysis of Financial Condition and Results of Operations**

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

**Overview**

Night Flight, Inc. was incorporated in the State of Delaware in January 2017. Night Flight, Inc is a newly formed company that has an exclusive license with Night Flight Networks, LLC, a related company that is organized in Florida. References to "the Company" refer to Night Flight, Inc., the offering entity. The Company provides a broad range of classic entertainment, including film, music, television, art, comedy and cult content through its website and applications. It generates revenue primarily through subscriptions and advertising.

Night Flight Networks, LLC ("NFN") currently holds certain rights to content from various owners and creators of content including Music Video Distributors, Inc. and Digital Download, Inc. There is a risk that these licenses may not be renewed when they expire. Night Flight Networks, LLC is licensing the content to Night Flight, Inc. This license is on an exclusive, worldwide, basis for five (5) years. NFN has turned over all subscriptions to the Company as of April 30, 2017. The company also has a 5 Year exclusive license to the Trademarks for Night Flight from Digital Download Inc.

We have no plans to materially change our current business activities or combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority shareholder of the Company, has any plans or arrangements to engineer or have a change of control, business combination or similar transaction, or change our current management.

Over the next twelve months, the Company intends to focus on significantly increasing its subscriber base, and substantially expanding its content library.

We expect to use the net proceeds from this offering primarily for content and operating costs related to our subscription based entertainment service. We intend to use most of the proceeds from our crowdfunding offering of $1,000,000 to finance content acquisition, internal staff, as well as advertising and marketing of our website.

The Company currently is generating revenue and increasing its subscriber base. There is no guarantee that this will continue, and to date, we have operated at a loss. Thus far, the Company has not sold any of its shares under the Form CF. If we raise the minimum investment amount of $100,000, we will incur expenses related to the operation of our Company and additional expenses related to investor management. Based on our current monthly revenue and expenses, we are generating an operating loss of approximately $2,000 per month (our "burn rate."), with total expenses of approximately $9,000 to $10,000 per month. Our principal shareholder, Mr. Shapiro, is committed to providing the necessary operating funds and working capital until sufficient additional investor funds are raised to cover our overall operating needs and capital costs. However, at this point, Mr. Shapiro his not made a specific ongoing capital contribution commitment in writing. When Mr. Shapiro does provide such capital, it will most likely be in the form of a non-interest bearing promissory note that may be converted into our stock. The terms and conditions of this note have not been finalized yet.

Management plans to generate operating cash flow will consist of increasing the overall subscriber base for our entertainment services and also selling advertising across various distribution platforms, including the Company's websites Night FlightPlus.com and Night Flight.com, as well as our proprietary app.

**Results of Operations**

*From inception to April 30, 2017 for the Company*

From our inception to April 30, 2017, the Company generated $7,097.76. This revenue was primarily generated from our customer subscriptions. April was our first month in which we generated revenues. The Company incurred expenses of approximately $9,680.00. Our largest expenses was for Royalty Fees of $2,456.

*For the years ended December 31, 2016 and December 31, 2015 for Night Flight Networks, LLC*

The following financials are for Night Flight Networks, LLC ("NFN") as Night Flight, Inc. has a limited operating history.

NFN generated $69,253 in revenue for the year ended December 31, 2016 compared to $6,761 for the year ended December 31, 2015. This revenue was generated primarily from customer subscriptions. NFN incurred total expenses of $139,897 for the year ended December 31, 2016, which resulted in a total net loss of $71,004. Additionally, NFN incurred total expenses of $75,012 for the year ended December 31, 2015, which resulted in a total net loss of $68,251.

**Total Expenses**

The Company incurred $9,679.45 from inception to April 30, 2017.

For the years ended December 31, 2016 and 2015, respectively, NFN incurred Total Expenses of $139,897 and $75,012. During each of these years, all of NFN expenses were for Selling, General, and Administrative expenses.

**Net Loss**

From inception to the period ended April 30, 2017, the Company incurred a loss of $2,582.

For the period ended December 31, 2016, NFN generated a total net loss of $71,004 compared to the year ended December 31, 2015, when NFN generated a total net loss of $68,251.

**Assets**

As of April 30, 2017, the Company had assets of $6,754 in cash. Cash was derived from our revenues and loans from our CEO, Stuart S. Shapiro and our predecessor company, NFN.

As of December 31, 2016, NFN had total current assets of $10,828, including $1,180 in cash and $9,648 in library assets. As of December 31, 2015, NFN had $6,133 in cash and $9,648 in library assets comprised of the entertainment content owned by NFN.

**Liabilities**

As of April 30, 2017, the Company had liability of $9,335.41. Stuart S. Shapiro, our CEO, provided $3,335.41. Our predecessor company, NFN, provided a $6,000 loan.

As of December 31, 2016, NFN had $11,843 in current credit card liabilities payable. NFN also had other current liabilities amounting to $122,493 from advances/loan proceeds received from the Company's CEO, Stuart Shapiro and three members of his family.

**Liquidity and Capital Resources**

As of April 30, 2017, the Company had $6,753.72 in cash and total liability of $9,335.41. The Company is in the process of absorbing all Night Flight Network LLC's assets and liabilities. The adjusted assets and liabilities will reflect the total of both Night Flight Inc and Night Fight Network LLC (described below).

As of December 31, 2016, NFN had $1,180 in cash and total liabilities of $134,336. As of December 31, 2015, NFN had $6,133 in cash and total liabilities of $68,285. For the year ended December 31, 2016, NFN incurred total expenses of $139,897, and for the year ended December 31, 2015, NFN incurred total expenses of $75,012.

The Company hopes to raise $1,000,000 in their crowdfunding offering with a minimum of $100,000 in funds raised. If the Company is successful in raising their minimum amount during the offering, we believe that such proceeds will be sufficient to fully fund our expenses over the next twelve months, which we currently estimate to be $9,000 to $10,000 per month without any monthly revenue. Since our total revenues are projected for the near future to be approximately $7,000 to $8,000 per month, we estimate that our operating losses will be roughly $2,000 per month in the upcoming year.

We intend on growing the Company by increasing our subscriber base, although there is no guarantee that the Company will be able to increase its number of subscribers. Currently, subscribers can access our library of entertainment for $29 per year or $2.99 per month. New customer acquisition will be highly dependent on our available funds, and the cost of marketing to acquire each subscriber.

The Company is currently pursuing its strategy of utilizing multiple channels to market its applications on various outlets such as Amazon, AppleTV, Roku, and other platforms as well as its content on its website www.Night FlightPlus.com. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company, if needed. If so, the Company's investment objective of acquiring subscribers will be adversely affected.

The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes could have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

**Related Party Transactions**
As of March 31, 2017, the Company has received loans amounting to $103,421 from our CEO, Mr. Stuart Shapiro and $22,500 of loans from his family, who collectively have contributed a total of $125,921 to fund the Company's start-up expenses. Mr. Shapiro also has received 6,400,000 shares of our Common Stock.

Night Flight, Inc. currently holds a license agreement from NFN for its content. NFN receives a fee like any other producer that provides content to Night Flight, Inc. NFN is controlled by our CEO, Stuart S. Shapiro. NFN's license is a five year, irrevocable, exclusive agreement with the Company with one year renewals. As of April 30, 2017, all subscribers and revenue have been turned over from NFN to the Company. All third party producer contracts signed by NFN, as well the MVD license for its content will also be turned over to NFI and in time re signed directly with NFI.

The only revenues generated by NFN are from the license agreement granted to the Company.

**Off-Balance Sheet Arrangements**
NFN does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

The Company has agreed to issue warrants to certain consultants to the Company allowing such consultants to purchase an amount of the Company's common stock equal to 1.5% of the Company's common stock outstanding on the date at a price per share at the fair market value as of the last round of funding. The warrants have a 10-year term.

*INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.*

# FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

# STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

**If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.**

*INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.*

*No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.*

# OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

*INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:*
*(a) a description of the material content of such information;*
*(b) a description of the format in which such disclosure is presented; and*
*(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.*

## ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://nightflightplus.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

## APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Stockholder's Agreement
- SUBSCRIPTION AGREEMENT
- Term Sheet and Summary

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Laurie Dolphin
- Stuart S. Shapiro

Appendix E: Supporting Documents

# INVEST IN NIGHT FLIGHT®

## *The Original Lifeline To Rock & Roll*

*"Night Flight is a premiere online streaming network based on the award winning 1980s Rock 'n' Roll TV series. We provide a broad range of exciting content featuring music videos, exclusive interviews, and other premium content with music icons like AC/DC, David Bowie, Lou Reed, Ozzy Osbourne, Queen, Keith Richards, and Grace Slick. We offer nostalgic films and TV series, digital access to 4,000 features, and 1,000 celebrity interviews through direct access on all major streaming platforms.*



Stuart S Shapiro
FOUNDER AND CEO, NIGHT FLIGHT®


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INVEST
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**Buy Stock**

$10M pre-money valuation | **$1.00**/share

If you invest, you're betting Night Flight® will be worth more than $10M in the future.

ALL INVESTORS GET PRO-RATA RIGHTS

INVESTOR PERKS

| | |
|---|---|
| **$100+** | Annual Subscription to Night Flight Plus |
| **$500+** | Annual Subscription and Night Flight T- Shirt |
| **$1,000+** | Original limited edition four color hand signed NightFlight silkscreen screen print (22 inch x 28inch). |
| **$10,000+** | Your own Screening of Night Flight: Born Again in a Movie Theater |

OUR AMBITION

Night Flight aspires to be a leading, growth-oriented community and network of classic music and video entertainment by using its unique content and innovative technology to offer and contextualize its comprehensive archive of original programming and cutting edge entertainment for millions of fans worldwide looking to contribute to the Growth, Glory and Legacy of Rock 'n' Roll. We expect to expand our exclusive Network distribution through Telcos, social media and streaming platforms.

KEY FACTS

- Over 1000 Feature Films and 100's of Exclusive Night Flight Episodes and Interviews all available in our first year.
- Major recognition in press including Vice, VH1, AV Club, Daily Dot, Dangerous Minds and more...
- Natively grown viral Facebook page from 1,500 to 85,000 followers since launching, now reaching 5+ million a month.

nightflightplus.com

ENTERTAINMENT MEDIA MEDIA FILM ON-DEMAND NOSTALGIA

## WHY I LIKE NIGHT FLIGHT®

*Very few companies come along at the early investment stage that have both an established brand and strong identity. Even fewer come along with the vision to scale that brand into something global and meaningful. To me, Night Flight is that special kind of company.*

*When I invested in Night Flight, I knew I was investing in something that had the power to grow and take an unclaimed corner of the digital media marketplace. As a subscriber and longtime fan of the content, I find their selection both unique and compelling, and quite different from the other streaming channels I use.*

*I trust in Stuart Shapiro's integrity and vision, and am confident in his approach to scaling this great company....* READ MORE



**Steven Alembik**
CEO, SMA COMMUNICATIONS

### THE BUZZ ABOUT NIGHT FLIGHT®

*Night Flight is a treasure trove of cool cultural history.*
**Michael Lang**
Creator of Woodstock Festival

*Never mind the MTV Classic, Night Flight is back!*
**Ron Kretsch**
Dangerous Minds

*As a young boy, USA Network's Night Flight was responsible for shaping the personality I have that may irritate you today.*
**Jake Folgelnest**
Writer for Comedy Central, Netflix and Hulu

*I spent many late nights watching Night Flight in the 1980s and was wonderfully surprised to see it resurface in such a nostalgically dynamic and engaging way.*
**Scott Crawford**
Independent Film Director and Writer

*Film Threat coronated Forbidden Zone 'The Citizen Kane of Cult Cinema.' But that never would have happened if Night Flight hadn't given our film its first big break. Bring it on Night Flight Plus!!*
**Richard Elfman**
Cult Film Director, Founding Member of Oingo Boingo

*Back in the 80s, more Residents' fans resulted from the band's exposure on Night Flight than any other single source. Nodding in unison, The Residents welcome the return of Night Flight with open eyeballs.*
**Homer Flynn**
Chief Eyeball Enabler for The Residents

**cult '80s series 'Night Flight' is back as a streaming channel**
March 28, 2017

While some people, including me, hold MTV's 120 Minutes in fond regard, a far more subversive and formative show to this writer (who grew up in West Virginia) was USA network's Night Flight which aired Friday and Saturday nights, midnight to 6 AM,

**Never mind the MTV Classic, Night Flight is back!**
August 10, 2016

For all the ballyhoo around VH1 Classic rebranding itself as MTV Classic, the channel's programming still doesn't include very much music. In fact, most of the programming seems to date back only to the '90s, after the network began transitioning from

**What streaming services can learn from Night Flight's curated rabbit hole**
June 8, 2016

After three decades, Night Flight is something of a pop culture fever dream, a sensory rush of synthesizer melodies, solarized video, and severe haircuts. Surely there was never a time when The Residents, Nam June Paik, Ozzy Osbourne, Mr. Bill, Duke

**Midnight '80s favorite 'Night Flight' is reborn as a streaming site | The Daily Dot**
April 11, 2016

If you've seen the TV show Night Flight, you remember it. The intro, the logo, an interview-something lodged in your grey matter. You snuck out of bed as a young, impressionable child to watch it. You found it after a late night out, as you were falling

**Night Flight Flies Again**
April 10, 2016

Stuart Shapiro doesn't seem the kind of guy that turned TV on its ear. Tall, graying, soft-spoken, he looks more like the IT innovator that he's become than the man that brought underground culture to cable TV. But that's exactly what he did for nearly a

**the weirdest late-night tv show of the 80s is now streaming online | read | i-D**
April 7, 2016

'Night Flight,' the loveably eclectic cable show that aired between 1981 and 1988, showcased Lou Reed, the Dead Kennedys, and some seriously 80s computer animation.

**Now you can binge Night Flight all night (or all day) long**
March 24, 2016

Night Flight-fuzzily remembered by '80s punk rockers who tuned in after stumbling home from the bar, or, if you're a little bit younger and had no boundaries, watched all night long at a Saturday night sleepover-represents the golden age of basic cable

**Remembering Night Flight TV (1981-1988) |**
November 7, 2015

"Welcome to Night Flight" - Pat Prescott introduces every show the same way. While the rest of mankind uses A.D. and B.C. to divide history, I prefer to use BNF and ANF - before and after Night Flight. Okay, not really.

**10 Greatest Hard Rock + Heavy Metal TV Shows of All Time**
August 14, 2015

The two great cultural firestorms born in the 1950s-television and rock-and-roll-have been intertwined from the first time viewers and listeners tuned in and turned on to these new media, thereby setting the square world of the Eisenhower era on its ear.

**'Do you remember 'Night Flight'?'**
April 10, 2015

This is a guest post written by Kevin C. Smith, author of Recombo DNA: The story of DEVO, or how the 60s became the 80s. "Do you remember Night Flight?" It's a seemingly innocuous yet ultimately loaded question for the culturally adventurous of

## What is Night Flight Plus?

Passionately remembered by millions, Night Flight was one of the highest rated shows in late night cable for a decade, launching 2 months before MTV. In 2016, Night Flight returned as Night Flight Plus, offering exclusive access to original Night Flight episodes and an array of provocative new selections from the world of music, documentaries, animation, cult film and more.


NIGHT FLIGHT
tv shows
iTunes

> *The single greatest rock omnibus program ever aired.*



Mike McPadden

VH1

## Night Flight's Classic Curation Returns with Its Unique Selection of Music Streaming Titles

Night Flight Plus' current selection of streaming titles is a virtual "who's who" of Classic Rock and Roll. Whether our customers want to learn more about their favorite Beatles or Rolling Stones record through one of our excellent music documentaries, or are looking to relive an unforgettable live experience through an AC/DC or KISS concert film, Night Flight is THE destination for streaming classic rock titles, on-demand.


INVASION
DAVID BOWIE
LENNON AND McCARTNEY
Highway To Hell
iggy & the stooges
LIVE IN DETROIT
U2
ACHTUNG BABY
LEONARD COHEN
LED ZEPPELIN
SALAD DAYS
ERIC CLAPTON
THE SACRED TRIANGLE
BOWIE IGGY & LOU 1971-1973
SAD VACATION
SCORPIONS
FOREVER AND A DAY
BOB DYLAN
THE ROLLING STONES
1969-1975
The Mick Taylor Years
LOOKING FOR JOHNNY
KATE BUSH

## What are Night Flight's Exclusive Interviews?

During its 8 year run, Night Flight produced over 300 interviews with AC/DC, BB King, Ozzy Osbourne, Lou Reed, Freddie Mercury, Kate Bush, Frank Zappa, and many, many more. These exclusive interviews are the backbone of Night Flight Plus's original programming and can't be found anywhere else.



*"Night Flight was one of the cool shows to be seen on, and it was a big deal to us to get the opportunity."*



Mark Mothersbaugh
DEVO

## An Iconic '80s Brand, Reborn

At a moment in pop culture when the premium on '80s nostalgia has reached its peak (think Netflix's Stranger Things), Night Flight is a brand with serious cache with the programming to back it up. Whether it's the original episodes or new acquisitions for the streaming channel, Night Flight Plus checks all the boxes on '80s content and features all the major figures you'd expect.



## Our Streaming Partners

Night Flight has partnered with the major in-home streaming networks to deliver our premium subscription channel to thousands of customers. By working closely with these companies, we can track interests, target new customers and advertise directly on all the major platforms consumers are using.

tv amazon Roku TV chromecast

## Our Journey So Far

**June 1981**



NIGHT FLIGHT

### Night Flight Begins

Night Flight launches an eight year run on USA Network as a late night film and music variety program, 2 months before MTV. Quickly called "the most entertaining late night show on cable TV" by TV Guide. .

**1988-1992**



### Syndication

Night Flight is put into syndication, developing a new generation of followers and fans.

**2007**

### Night Flight Starts Again

Stuart S. Shapiro, original Night Flight creator, acquires all copyrights, trademarks and library tapes and begins a multi year program of organizing the library of more than 5000 tapes.

**2008**



NIGHT FLIGHT
BORN AGAIN

### *Night Flight Born Again*

A feature length 'Best Of' special, is an official selection at the 2008 Los Angeles film festival and enjoys a sold out run of screenings.

**May 2015**



NIGHT FLIGHT

### Stuart Shapiro Launches Nightflight.com

A daily video blog featuring articles and exclusive teaser clips from the newly digitized Night Flight archive.

**January 2016**



### Night Flight Plus Launches

A premium subscription channel offering uncut original episodes of Night Flight and hundreds of feature films soft-launches on Roku and receives hundreds of subscriptions in its first month without direct promotion.

**March 2016**



NIGHT FLIGHT

### Officially live at Nightflightplus.com

The channel becomes available on Amazon Fire TV and Apple TV.

**July 2016**

ALAMO DRAFTHOUSE CINEMA

### Night Flight: Born Again on Tour

Night Flight: Born Again begins a nationwide tour of Alamo Drafthouse Theatres, starting in San Francisco and ending in Brooklyn.

**December 2016**

LIVE

### Using Facebook Live

Night Flight launches it's first Facebook Live stream with an Iggy Pop concert film that reaches 158k people during its 1.5 hour run time.

**May 2017**

85k Like

### Our Fanbase Grows

Night Flight's Facebook hits 85,000 followers, reaching 3-5 million people a month.

# HELP US BRING THE '80S BACK

Dear Investors,

I wanted to personally thank you for spending some time with our company. Night Flight is taking off again on a bold and new direction. This journey will give us the opportunity to obtain the funding we need to realize the dream that Night Flight will once again become a major presence in the alternative music and cultural landscape. We are excited for you to come on board.

With your help and investment in Night Flight, we can continue to grow and expand our digital universe to once again become a major network providing music, film, video and cultural cutting edge entertainment that isn't available anywhere else.

I was the luckiest man on earth to be part of the Night Flight journey in 1981 when it first launched on The USA Network. Since that first broadcast, I have always believed that Night Flight was more than just a TV show and series. Night Flight was a beacon and lifeline to millions of a generation in the 1980s who believed that there was a world of discovery out there waiting to be found. Night Flight revealed something different from what was surrounding them in the land of the mundane and the puppetry of the mainstream.

When Night Flight went off the air at the close of the decade, I pursued the next frontier at the bleeding edge of Internet technology. Even then, I knew that the Night Flight brand of discovery would have a future in this new world. After waiting for technology and streaming to come of age, we are in a position to revive this great cultural iconic brand as the Night Flight Plus Streaming Network. The Night Flight nation of fans was waiting for us and has been integral to our early growth. The fans have always believed in our unique DNA of discovery and the importance of being a streaming site of new and old rock with a cut through to the Other Side.

In addition to the thousands of films and Classic TV Episodes that we are constantly posting, we also are acquiring many classic audio libraries from Music Journalists and Radio Producers that will enhance the foundation of Night Flight's audio archives that ultimately will be contextually searchable in an innovative platform unlike any other Streaming platform.

We will keep breaking new ground like our Midnight Movie Live Events on Facebook. And soon a Night Flight Music Video Film Festival.

We ask that you join us in this adventure, invest in Night Flight with us and become an important part of the next revolution of entertainment.

You Are What You Watch!

Stuart S. Shapiro
Creative Founder and CEO
Night Flight Inc.

## Our Board of Advisors

Night Flight has built a strong group of advisors that includes major figures in the tech, music and video streaming worlds. Whether it's former Yahoo Executive Tim Sanders or performing artists like Cheap Trick's Rick Nielson, we are equipped with a team of industry insiders with the experience and expertise to help Night Flight be both a successful entertainment company and an effective streaming network honoring the cutting edge music and video that supports it.

Michael Lang, Founder Woodstock Music Festival

Rick Nielsen, Cheap Trick

Tim Sanders, Author and Former Yahoo Executive

Danny Goldberg, Record company Executive and Former Manager of Nirvana

Marc Scarpa, Streaming Innovator

Allen Jacobi, Pioneering Entertainment Lawyer

Phil Alexander, EMG: Entertainment Marketing Promotions

Don Fleming, Rock Archivist

Linda Brumbach, Pomegranate Arts Music and Arts Producer

Mariana Danilovic, Hollywood Portfolio - Digital Media Strategy

Bruce Cameron, Camwell Financial Advisor

Bob Gruen, Rock Photographer

Diamond Dallas Page, World Wrestling Champion, Author, DDP Yoga Master

Jillian Sidoti, SEC Legal

## FOUNDER



### Stuart S Shapiro

Founder and CEO

*Stuart S. Shapiro created the original Night Flight series. He is a visionary who has spent his career producing, directing, writing, and creating innovative entertainment content and technologies.*

## AND THE REST OF THE TEAM



### Ed Seaman

VP Acquisition and Accounting

*Ed Seaman is CEO of MVD Entertainment, a full service audio and video distribution firm. MVD exclusively represents thousands of titles, many of which are available on Night Flight Plus.*



### Ian Marshall

Digital Archivist

*Ian Marshall is co-owner of Retro Video, Inc in Los Angeles, licensors of vintage music performance, stand-up comedy, celebrity interview and other pop culture-related footage.*



### Pat Prescott

Voice of Night Flight

*Pat Prescott is the original voice of Night Flight. Known to millions as the informative voice behind Night Flight's best segments, Prescott returns for new interviews, feature stories and more.*



### Stuart Samuels

Writer

*Stuart Samuels is the original writer of Night Flight and an acclaimed academic and award-winning documentary filmmaker. Recent credits include the 2016 Beatles documentary with Ron Howard.*



### Bryan Thomas

Managing Editor

*Bryan Thomas is the Managing Editor for Night Flight's music and video blog nightflight.com. He has been a freelancing writer for All Music Guide and has worked for over twenty years at record labels.*



### Kara Jean

Social Media Editor

*Kara Jean has ran social media for Night Flight since August 2015, and has played a key role reintroducing Night Flight to thousands of new and old fans alike online.*



### Laurie Dolphin

Creative Director

*Laurie Dolphin is a designer, author, and founder of Authorscape, and has been the creative director of Night Flight since 2015. She is also the art curator for actor Norman Reedus.*



### William Sager

Business Development

*Mr. Sager is a technologist and has run his own boutique media consulting practice specializing in technically cutting edge media projects, sometimes especially difficult to solve.*

# DETAILS

### What's new about what you're making? How is it different?

– COLLAPSE ALL

As a television show in the 1980s watched by millions, Night Flight represented a touchstone and virtual meeting place for new ideas, avant-garde expression and forward-thinking art and music on the late night TV airwaves. We are constantly receiving feedback from fans whose "life was changed" by Night Flight after being introduced to their favorite artist or music video. You cannot build that allegiance from scratch, it's taken time and is a testament to the original programming and our team. It provides an incredible opportunity in the OTT market and adds significant built-in momentum behind what we do.

As Night Flight moves into the future of subscription based entertainment, the core DNA of our brand remains intact and makes the cornerstone of what we're doing new and unique. This manifests itself in two ways:

[1] The most obvious tangible example of this is the Night Flight library. Night Flight's programming is simply unavailable anywhere else but Night Flight Plus. This means that hundreds of hours of exclusive interviews with some of the biggest acts in music of the '80s and the unique Night Flight music and film programming can only be viewed on our platform. There's no other option.

[2] The second way our brand makes us unique and different is the deeper meaning of what it has come to represent. Night Flight was able to grow its Facebook following from 0 to 80,000 in less than two years on virtually no marketing based on the immediate recognition of our brand. To our fans, new and old, Night Flight is a signifier for: '80s, retro, punk, avant-garde, nostalgia. On the subscription platform, Night Flight is uniquely positioned to provide a content solution to these themes and fill a void not occupied by its competitors – all at a time when the premium on nostalgia and retro content is at its peak.

The emphasis of the channel is entertainment that has a characteristic of the '80s, but we also provide a selection of current documentaries and content that focuses on that time period. Whether it's a new documentary about an '80s band or a full library of a retro TV shows like Gumby or Dr. Ruth, subscribers to Night Flight Plus will have a vast selection of content within the brand's DNA. All of it matched and related to with a library of original programming that is completely exclusive.

## Who are your competitors? How are you different?

*FilmStruck:* This is TMC and Criterion Collection's new subscription service, (just launched in October 2016) which is aimed at classic and cult films for film aficionados. The Criterion Collection is a well-defined library of films that are specifically targeted to an indie/art house sensibility. There is some crossover in our fan base, because some of the better-known Criterion films (Forbidden Planet) were first ever shown on Night Flight in the '80s, but they lack music offerings. There are bundling opportunities from both sides with Filmstruck in the future. Price: $10.99/month, $99.99/year

*Shudder:* This is AMC's subscription offering exclusively horror films. Some of the retro, cult and obscure titles it touts in its collection are also offered on Night Flight Plus, though they specialize in a large collection of recent horror films (produced in the last 20 years) which do not appeal to the traditional Night Flight Plus subscriber. Looking ahead, it seems that their model will follow Netflix's in producing new horror films and series. Price: $4.99/month, $49.99/year

*Qello:* Qello is interesting because it was an early player in the subscription business, focusing exclusively on music content, specifically concerts. They launched in 2011 and offer a large library of concert footage with agreements in place with some of the major labels. Going forward, their focus is on live-streaming concerts via their OTT app. Night Flight Plus offers a selection of concert films on the platform, and they are curated to be within the conversation of the rest of the programming i.e. '80s, avant-garde, punk and heavy metal. Nevertheless, the comparison is valuable because Qello proves the desire for rich music programming in the OTT market as the old-guard (MTV Classic, VH1 Classic) continue to opt for traditional cable packaging. Price: $7.99/Month, $69.99/Year

*Shout! Factory:* Shout Factory offers some of the same cult, niche content as Night Flight Plus and is targeted towards a similar market but is ad-supported and not subscription based. They are more of an industry-insider known company whose history is in physical DVD releases and box sets, and they typically appeal to followers of specific cult and retro shows like Mystery Science Theatre. Price: Ad-supported.

## How big is the market?

The market is estimated to grow from USD 28.04 Billion in 2015 to USD 62.03 Billion by 2020, at an estimated CAGR of 17.2%.

## What do you understand about your business that others don't get?

As the founder and original creator of Night Flight, I have spent more than 40 years curating and acquiring independent cutting edge entertainment, and have a reputation for innovation in this area of programming.

In the 30 years since Night Flight went off the air, I have experienced first hand the impact the show has had. I've heard time and time again that our fans want access to the original content and desire the return of Night Flight's approach to curation and its unique educational cultural perspective. That's exactly what we are doing with Night Flight Plus. - Stuart Shapiro

### What's your biggest risk? What keeps you up at night?

The biggest risk is that the Digital Cable and Telco aggregation and bundling do not take place in the next 5 years, and Night Flight grows more slowly in years 3+ as a standalone independent Channel. It still would be very rewarding financially, however, it would not reach the millions of customers if it's not scalable as part of institutional cutting edge premium network.

### How will you make money?

Subscriptions provide recurring monthly revenue for the Company and they renew monthly or annually. The rapidly growing and viral nature of Night Flight's social media network will provide ample marketing opportunities for partner brands who want to align with the unique cultural cache Night Flight provides. Going forward, we are also positioned to offer advertising on the on-demand Classic Music Video channel.

### How do you acquire customers?

Since launching, our primary marketing focus and best ROI per subscriber is happening on Facebook. It's also our fastest growing social media channel and reaches 5 million views a month. We run paid ads for original content and share editorial from our blog covering films and Night Flight content offered on the site.

Night Flight Plus adds new content every week, so there are targeted video advertisements running constantly to hit niche audiences who are fans of specific films, libraries, bands and directors. This is our primary customer acquisition focus.

In 2017, we will begin advertising via Roku directly, utilizing their marketing division to target customers who are interested in similar content, subscriber to similar channels and fit our demographic.

## ASK A QUESTION

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## RISKS SPECIFIC TO NIGHT FLIGHT®

**1. We have a limited operating history and a history of net losses, and we anticipate that we will experience net losses for the foreseeable future.**

You should consider our business and prospects in light of the risks, expenses and difficulties encountered by companies in their early stage of development. We have experienced significant net losses since our inception, and given the significant operating and capital expenditures associated with our business plan, we anticipate continuing net losses for the foreseeable future. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase such profitability. To achieve and... READ MORE

## OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

## THE FUNDING PORTAL

Night Flight® is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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# Laurie Dolphin

President of Authorscape (Dolphin Books) and Book Packager

Authorscape Inc. • School of Visual Arts

Greater New York City Area • 500+

Send InMail

## Experience

**President**
Authorscape Inc.
1988 – Present • 29 yrs

Creative Director for Digital Publishing + Book Publishing

**Media (1)**



Wilson Quarterly App

**President**
Laurie Dolphin Design
Jan 1988 – Present • 29 yrs 6 mos

Design

**Co Founder + Creative Director**
Ask Dr. Mao
Jan 2009 – Present • 8 yrs 6 mos

We created this Natural Health Search engine website so that people all over the world could learn about how to harness nature's power to heal common ailments plus understand the ways of natural healing. We created a Natural Health Dictionary, a Q and A health search engine with answers on the website + blogs + health products. I worked on these concepts and managed the design team and editorial team.

**Laurie Dolphin**
Authorscape Inc.
2001 – 2012 • 11 yrs
New York City

iAuthorscape has specialized in the art of making books for years. Presently iAuthorscape has expanded its talents toward converging print into digital media. Our strong suit is our creative ingenuity, high design, and streamlined architecture. We are thrilled to be creating immersive, digital brand experiences.

Laurie Dolphin, president of iAuthorscape, is a veteran of the publishing industry with experience in book design, editing, research, concept creation, photo research, and much more. She is an award-winning New York based designer, author, and book packager. Over the past twenty years, she has designed hundreds of book jackets and interiors for best-selling fiction and non-fiction titles.

**Senior Designer**
Paul Bacon Studio
1976 – 1988 • 12 yrs

Book Cover Design and Book interiors and Book Implementation

## Education

**School of Visual Arts**
Typography
1986 – 1987

**University of the Arts**
BFA, Fine Arts
1970 – 1974

## Featured Skills & Endorsements

Publishing · 69 — Endorsed by Juris Jurjevics and 3 others who are highly skilled at this

Digital Media · 43 — Endorsed by Vince Bannon, who is highly skilled at this

Art · 38 — Bonnie Ramon and 37 connections have given endorsements for this skill

View 35 more

## Accomplishments

8 **Honors & Awards**
Print's Regional Design Annual 2000: Certificate of Design Excellence • Benjamin Franklyn Award Half Color Jacket Design • NBN Jade Award for Design Excellence • Children's Book of the Year • Children's Book of the Year • National Jewish Book Award • Bank Street College of Education: Children's Book of the Year • Children's Book of the Year

5 **Publications**
Evidence The Art of Candy Jernigan • Magical Objects from Around the World • Our Journey From Tibet • Georgia To Georgia • Neve Shalom• Wahat Al-Salam OASIS OF PEACE

1 **Language**
French

1 **Project**
The Sun's Coming Up...Like a Big Bald Head Norman Reedus

## Interests

**Future of StoryTelling**
817 followers

**Fuse: Design & Brand Strategy**
12,181 members

**Media & Marketing Professionals ...**
622,316 members



**Richard Branson**
Founder at Virgin Group
11,303,275 followers

**School of Visual Arts**
58,889 followers



**Bill Gates**
Co-chair, Bill & Melinda Gates Foundation
7,740,673 followers

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# Stuart S. Shapiro

Founder CEO at Night Flight

iConstituent • Union College

Washington, District Of Columbia • 500+

Send InMail

Stuart S. Shapiro is a visionary who has spent his career producing, directing, writing, and creating innovative entertainment and e-communications content and technologies.A pioneer in the field, Mr. Shapiro is re… See more

## Stuart S.'s Articles

1,010 followers

+ Follow



**Night Flight a Pop Culture Fever Dream**

Stuart S. Shapiro on LinkedIn

June 9, 2016

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## Experience

**President**

iConstituent

Jan 2002 – Present • 15 yrs 6 mos

Washington D.C. Metro Area

**Founder**

Night Flight

1981 – Present • 36 yrs

Night Flight is Born Again with daily video posts at NightFlight.com and now an exclusive subscription channel with original episodes at NightFlightPlus.com and Roku,

## Education

**Union College**

1966 – 1970

**Institute Americain**

**Institute American AIX**

## Featured Skills & Endorsements

**Entrepreneurship** · 42

Endorsed by **Sebastian Hassinger, who is highly skilled at this**

Endorsed by **7 of Stuart S.'s colleagues at iConstituent**

**Social Media** · 37

Endorsed by **6 of Stuart S.'s colleagues at iConstituent**

Endorsed by **9 people who know Social Media**

**Public Relations** · 31

Endorsed by **W. Kirk Bell and 1 other who is highly skilled at this**

Endorsed by **5 of Stuart S.'s colleagues at iConstituent**

View 13 more

## Interests



**Perla Ni**

Founder of GreatNonprofits, CitizenInsig…

92,529 followers



**Hunter Walk**

Partner at Homebrew VC (fmr YouTube, …

814,291 followers

**Union College**

23,432 followers



**Lowell McAdam**

CEO at Verizon

212,636 followers

**iConstituent**

533 followers



**Marci Harris**

CEO and Co-founder, POPVOX

98,815 followers

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